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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) June 15, 2000


                             Site Technologies, Inc.
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             (Exact name of registrant as specified in its charter)


           California                         001-11741                      77-0216760
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  (State or other jurisdiction              (Commission                    (IRS Employer
        of incorporation)                   File Number)                 Identification No.)
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            1120 Forrest Avenue #301, Pacific Grove, California 93590
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (408) 852-9200


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          (Former name or former address, if changed since last report)


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ITEM 3.  Bankruptcy or Receivership

        On June 15, 2000 the order confirming Debtor's First Amended Plan of
Reorganization (the "Plan") was filed with the United States Bankruptcy Court for the Northern District of California, San Jose Division. The Plan calls for the liquidation of all available assets of the debtor, Site Technologies, Inc., and the pro rata distribution of available funds to shareholders of record as of the distribution date, which distributions should occur as soon as practicable after the payment of all creditor claims and expenses of administration, and post-confirmation expenses. After such distribution, if any, all interests of equity security holders shall be extinguished. As of June 15, 2000, there were 8,516,384 shares of issued and outstanding common stock of the debtor. There are no shares reserved for future issuance.

ITEM 7.  Financial Statements and Exhibits

     (c) Exhibits.

         Exhibit 2(A) - Order Confirming Debtor's First Amended Plan of
                        Reorganization and Debtor's First Amended Plan of
                        Reorganization.

         Exhibit 2(B) - Summary of Debtor's Financial Status filed with the
                        United States Bankruptcy Court for the Northern
                        District of California for the period ending April 30, 2000.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SITE TECHNOLOGIES, INC.

Date:   June 26, 2000                      By:  /s/ JEFFERY F. AIT
                                               ---------------------------------
                                                 Jeff Ait
                                                 Chief Executive Officer

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     (c) Exhibits.

         Exhibit 2(A) - Order Confirming Debtor's First Amended Plan of
                        Reorganization and Debtor's First Amended Plan of
                        Reorganization.

         Exhibit 2(B) - Summary of Debtor's Financial Status filed with the
                        United States Bankruptcy Court for the Northern
                        District of California for the period ending April 30, 2000.